Exhibit 23.1
                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
         1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821

--------------------------------------------------------------------------------



Mr. Vasili Borisov, Director and President
Elevated Concepts, Inc.
5 Revere Drive, Suite 200
Northbrook, Illinois 60062

Dear Mr. Borisov,

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in Amendment No. 2 to the Registration Statement of Elevated Concepts, Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditors dated September 8, 2008, as of and for the period ended September 30, 2007. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
October 21, 2008.